UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2014

Apco Oil and Gas International Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	0-8933	98-0199453
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, 35th Floor, Tulsa, Oklahoma	74172
(Address of principal executive offices)	(Zip Code)

(539) 573-2164

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

(a)	At the annual general meeting of shareholders of Apco Oil and Gas International Inc. (“Apco” or the “Company”) on April 24, 2014, the shareholders of the Company voted on the matters set forth below.

(b)

1.	The nominee for election to the Board of Directors of the Company was re-elected based upon the following votes. With respect to the election of Directors, Class A shares have 85% voting power as a class.

Votes	James J. Bender	Piero Ruffinengo	J. Kevin Vann
Class A Votes For	20,301,592	20,301,592	20,301,592
Class A Votes Against	0	0	0
Class A Abstentions	0	0	0
Class A Broker Non-Votes	0	0	0
Ordinary Votes For	3,776,941	4,131,815	3,789,891
Ordinary Votes Against	1,157,211	1,092,785	1,434,709
Ordinary Abstentions	296,412	5,964	5,964
Ordinary Broker Non-Votes	2,757,408	2,757,408	2,757,408

2.	The selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014 was approved based on the following votes of Class A and ordinary shares of the Company:

Votes For	28,162,185
Votes Against	94,434
Abstention	32,945
Broker Non-Votes	0

3.	The proposal relating to the advisory vote on executive compensation was approved based on the following votes of Class A and ordinary shares of the Company:

Votes For	24,322,021
Votes Against	1,150,813
Abstentions	59,322
Broker Non-Votes	2,757,408

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APCO OIL AND GAS INTERNATIONAL INC.

Date: April 25, 2014	By:	/s/ Amy Flakne
	Name:	Amy Flakne
	Title:	Assistant Corporate Secretary